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                                                                    EXHIBIT 10.2


                          STRATEGIC ALLIANCE AGREEMENT


         This Strategic Alliance Agreement (this "Agreement") is entered into as of the ____ day of _____________, 2004 (the "Effective Date"), by and between Desert Capital REIT, Inc., a Maryland corporation ("Desert Capital") and Consolidated Mortgage, Inc., a Nevada corporation ("Consolidated Mortgage").



         WHEREAS, Consolidated Mortgage is regularly and actively engaged in the business of arranging for the financing of and servicing mortgage loans for the acquisition of, development of, and construction on real estate (collectively, "Mortgage Loans");



         WHEREAS, Desert Capital is a real estate investment trust that intends to originate and invest in, among other things, Mortgage Loans; and



         WHEREAS, Consolidated Mortgage and Desert Capital wish to enter into a strategic alliance regarding the origination and servicing of Mortgage Loans by Consolidated Mortgage and the funding of Mortgage Loans by Desert Capital.


         NOW, THEREFORE, in consideration of the foregoing and of the mutual premises hereinafter expressed, the parties hereto do mutually agree as follows:

                    ARTICLE I. SCOPE OF STRATEGIC ALLIANCE.


         A. Consolidated Mortgage shall continue arranging for the financing of Mortgage Loans in accordance with its historical practices. Commencing as of ________, 2004, on a weekly basis, Consolidated Mortgage shall send a written report (a "Mortgage Loan Report") to Desert Capital setting forth in reasonable detail all Mortgage Loans identified by Consolidated Mortgage for funding (including loan to value ratio, credit scores, interest rates and other criteria) applicable to Mortgage Loans. Desert Capital shall have a right of first refusal to fund all or a portion of such Mortgage Loans as set forth herein. No later than 15 Business Days following its receipt of a Mortgage Loan Report (the "Initial Election Period"), Desert Capital shall send written notice to Consolidated Mortgage specifying the Mortgage Loans set forth in the Mortgage Loan Report that Desert Capital is interested in funding all or an identified portion thereof (a "Preliminary Funding Notice"). The Preliminary Funding Notice shall constitute an offer by Desert Capital to fund all or a portion of the Mortgage Loans set forth therein on the terms and conditions set forth in the Mortgage Loan Report, with such changes thereto as Desert Capital shall deem appropriate for its funding thereof and upon the terms set forth herein. If Desert Capital fails to deliver a Preliminary Funding Notice to Consolidated Mortgage prior to the expiration of the Initial Election Period, then Consolidated Mortgage may arrange for the funding of the Mortgage Loans set forth in the applicable Mortgage Loan Report through one or more third parties without regard to this Agreement.



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         B. No later than five Business Days after its receipt of a Preliminary
Funding Notice (the "Election Period"), Consolidated Mortgage shall elect to accept any changes made to the terms of the Mortgage Loans set forth in the Mortgage Loan Report, as set forth in the applicable Preliminary Funding
Notice. If Consolidated Mortgage rejects any modified terms requested by Desert Capital, it may withdraw such Mortgage Loans from the Mortgage Loan Report and shall permit Desert Capital to fund all or the identified portion of the remaining Mortgage Loans. If Consolidated Mortgage agrees to the modified terms as specified by Desert Capital in its Preliminary Funding Notice, then Consolidated Mortgage shall permit Desert Capital to fund all or the identified portion of the Mortgage Loans set forth in the Mortgage Loan Report. For purposes hereof "Business Day" means any day other than Saturday or Sunday or other day on which national banks in Las Vegas, Nevada are required or permitted by applicable law to close.




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         C. Consolidated Mortgage may freely arrange for the financing of any
Mortgage Loans that were set forth in a Mortgage Loan Report that Desert Capital did not elect to fund in the applicable Preliminary Funding Notice or as to which any modified terms set forth in the Preliminary Funding Notice were not accepted.



         D. No later than the Business Day immediately following the delivery of a Mortgage Loan Report, Consolidated Mortgage shall deliver to Desert Capital those due diligence materials, reports and documents relating to the Mortgage Loans to be participated in or purchased at such Closing further described in Attachment "C" hereto (the "Specified Materials"). In addition, Consolidated Mortgage shall provide Desert Capital with any additional documents and other information that Desert Capital may reasonably request with respect to any Mortgage Loans to be purchased by Desert Capital hereunder. It shall be a condition to the obligation of Desert Capital to fund any Mortgage Loan at a Closing that Consolidated Mortgage shall have timely provided to Desert Capital all of the Specified Materials (and any other documents and other information reasonably requested by Desert Capital).



         E. Each closing of a funding of a Mortgage Loan by Desert Capital hereunder (each a "Closing") shall take place at the principal offices of Desert Capital, at the address specified in Article IX hereof, on the Business Day specified as the closing date for the applicable Mortgage Loan in the applicable Mortgage Loan Report. At the Closing, Consolidated Mortgage shall arrange for the execution and delivery to Desert Capital of a standard set of investment documents, in a form acceptable to Desert Capital (and shall provide Desert Capital with customary representations and warranties as well as adequate assurances that such Mortgage Loans are valid obligations of the respective borrowers and that no default, event of default, potential default or similar occurrence exists with respect to such Mortgage Loans). At the Closing, unless otherwise agreed upon by the parties, Desert Capital shall fund all or the identified portion of the applicable Mortgage Loan in the applicable amount payable in immediately available funds.



         F. Desert Capital may, at its election, request periodic accounting and other financial records from Consolidated Mortgage that demonstrate its performance of this Agreement. Any proprietary information and associated products, copyrights, trademarks and logos developed by parties to this Agreement shall remain the property of the party which developed them.


         G. Each party hereto shall, in a professional manner, take all steps necessary to perform its duties hereunder.

         H. In addition to the other matters set forth in this Article I, the parties agree to the covenants and other matters set forth in Attachment "A" hereto, which are incorporated by reference as if fully set forth herein.


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                       ARTICLE II. PERIOD OF PERFORMANCE.


         This Agreement shall be effective as of the Effective Date and shall expire on the later of (i) three years after the Effective Date, or (ii) with respect to any projects, commercial loans or open contracts and/or related residual income such date that all business has been completed. Thereafter, this Agreement shall be automatically renewed for successive one year periods unless any party gives written notice of termination to the other party at least 30 days prior to the scheduled date of expiration. Notwithstanding the foregoing, this Agreement shall be earlier terminated (x) at any time by mutual agreement of the parties, (y) by any party, if Desert Capital has not completed a public offering of its securities (an "IPO") on or before September 30, 2004, or (z) at any time by Desert Capital or Consolidated Mortgage upon 60 days' advance written notice after an event constituting "cause" has occurred to the other party. For purposes of this Agreement "cause" means a judgment by a competent court that the subject party has committed fraud either against third parties or against the other party to this Agreement; the bankruptcy, insolvency or dissolution of the subject party; or the material breach of this Agreement by the subject party (that is not cured by the subject party within 30 days after receipt of written notice). Time is of the essence in the performance of the obligations under this Agreement.


                            ARTICLE III. MANAGEMENT.

         Each party shall designate a partner, officer or other senior person to be responsible for the overall administration of such party's responsibilities under this Agreement. Neither party shall have management authority over the other outside the scope and performance of this Agreement.

                     ARTICLE IV. CONFIDENTIAL INFORMATION.


         Consolidated Mortgage acknowledges and agrees that in the course of the performance of this Agreement or additional services pursuant to this Agreement, it may be given access to, or come into possession of, confidential information of Desert Capital, which information may contain trade secrets, proprietary data or other confidential material of Desert Capital. Therefore, the parties have executed a Non-Disclosure Agreement which is attached hereto as "Attachment B", and incorporated by reference as if fully set forth herein. Materials used in any engagement undertaken pursuant to this Agreement shall not be altered or changed without the consent of both parties.


                           ARTICLE V. NO PARTNERSHIP.


         Nothing herein contained shall be construed to imply a joint venture, partnership or principal-agent relationship between Desert Capital and Consolidated Mortgage, and neither party shall have the right, power or authority to obligate or bind the other in any manner whatsoever,



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except as otherwise agreed to in writing. The parties do not contemplate a sharing of profits relating to the business of Desert Capital or Consolidated Mortgage so as to create a separate taxable entity under Section 761 of the Internal Revenue Code of 1986, as amended, nor co-ownership of a business or property so as to create a separate partnership under the law of any jurisdiction, including, without limitation, the state of Nevada or Maryland. Revenues and expenses relating to the Mortgage Loans hereunder and any activities relating thereto shall be reported separately by the parties for tax purposes. This provision does not eliminate the possibility that the parties may enter into various revenue or equity sharing agreements with regard to any Mortgage Loans that the parties may consider on a case by case basis. During the performance of the any of the contemplated business activities set forth herein, Desert Capital's employees will not be considered employees of Consolidated Mortgage, and vice versa, within the meaning or the applications of any federal, state or local laws or regulations including, but not limited to, laws or regulations covering unemployment insurance, old age benefits, worker's compensation, industrial accident, labor or taxes of any kind.


               ARTICLE VI. TRADEMARK, TRADE NAME AND COPYRIGHTS.

         This Agreement does not give any party any ownership rights or interest in another party's trade name, trademarks or copyrights.

                         ARTICLE VII. INDEMNIFICATION.


         Each of Desert Capital and Consolidated Mortgage, at its own expense, shall indemnify, defend and hold the other, its partners, shareholders, directors, officers, employees and agents harmless from and against any and all third-party suits, actions, investigations and proceedings, and related costs and expenses (including, reasonable attorney's fees), resulting solely and directly from the indemnifying party's gross negligence, willful misconduct or material breach of this Agreement. Neither Desert Capital nor Consolidated Mortgage shall be required hereunder to defend, indemnify or hold harmless the other or its partners, shareholders, directors, officers, employees and agents, or any of them, from any liability resulting from the negligence, willful misconduct or material breach of this Agreement by the party seeking indemnification or by any third party. Each of Desert Capital and Consolidated Mortgage agrees to give the other prompt written notice of any claim or other matter as to which it believes this indemnification provision is applicable.


                      ARTICLE VIII. INTELLECTUAL PROPERTY.


         Work performed pursuant to this Agreement by either Desert Capital or Consolidated Mortgage and information, materials, products and deliverables developed in connection with business endeavors pursuant to this Agreement shall be the property of the respective parties performing the work or creating the information. All underlying methodology utilized by



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Consolidated Mortgage and Desert Capital, which was created or developed prior to the date of this Agreement and utilized in the course of performing their duties pursuant to this Agreement, shall not become the property of the other.


                        ARTICLE IX. GENERAL PROVISIONS.

         A. Entire Agreement. This Agreement, together with the attachments hereto and all documents incorporated by reference herein, constitutes the entire and sole agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements, negotiations, understandings or other matters, whether oral or written, with respect to the subject matter hereof. This Agreement cannot be modified, changed or amended, except in writing signed by a duly authorized representative of each of the parties.

         B. Conflict. In the event of any conflict, ambiguity or inconsistency between this Agreement and any other document which may be annexed hereto, the terms of this Agreement shall govern. Any conflicts or disputes that are not amicably settled in the due course of this business relationship shall be settled through binding arbitration, in accordance with the latest edition of rules as set forth by the American Arbitration Association, such arbitration to be held in Las Vegas, Nevada. Said rulings in arbitration shall be considered final and binding on the parties hereto and shall be enforceable in any competent United States court.

         C. Assignment and Delegation. No party shall voluntarily assign or delegate this Agreement or any rights, duties or obligations hereunder to any other person or entity without prior express written approval of the other party, provided that, notwithstanding the foregoing, a party may assign this Agreement by operation of law to any successor to such party by merger or consolidation (without the prior consent of the other parties).

         D. Notices. Any notice required or permitted to be given under this Agreement shall be in writing, by hand delivery, commercial overnight courier or registered or certified U.S. Mail, to the address stated below across from such party's name, and shall be deemed duly given upon receipt, or if by registered or certified mail three Business Days following deposit in the U.S. Mail. The parties hereto may from time to time designate in writing other addresses expressly for the purpose of receipt of notice hereunder.


         If to Desert Capital:           Desert Capital REIT, Inc.
                                         2357 Renaissance Drive, Suite A
                                         Las Vegas, Nevada  89119


         If to Consolidated Mortgage:    Consolidated Mortgage, Inc.
                                         2381 Renaissance Drive, Suite C
                                         Las Vegas, Nevada  89119

         E. Severability. If any provision of this Agreement is declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary and possible to render it valid and enforceable. In any event, the unenforceability or invalidity of any provision


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shall not affect any other provision of this Agreement, and this Agreement shall continue in full force and effect, and be construed and enforced, as if such provision had not been included, or had been modified as above provided, as the case may be.

         F. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to its choice of law principles.

         G. Headings. The article and paragraph headings set forth in this Agreement are for the convenience of the parties, and in no way define, limit, or describe the scope or intent of this Agreement and are to be given no legal effect.

         H. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         I. Attachments. The Attachments attached hereto are made a part of this Agreement as if fully set forth herein.

                  [Remainder of page intentionally left blank.]


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         IN WITNESS WHEREOF, the parties, by their duly authorized
representatives, have caused this Agreement to be executed as of the date first written above.


                                            DESERT CAPITAL REIT, INC.


                                            By:
                                               -----------------------------
                                               Name:
                                                    ------------------------
                                               Title:
                                                     -----------------------


                                            CONSOLIDATED MORTGAGE, INC.


                                            By:
                                               -----------------------------
                                               Name:
                                                    ------------------------
                                               Title:
                                                     -----------------------


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                                 ATTACHMENT "A"

                              ADDITIONAL PROVISIONS

In accordance with the provisions set forth in the foregoing Strategic Alliance Agreement of which this Attachment forms an integral part, it is agreed and understood between the parties as follows:


         1) Consolidated Mortgage is entitled to retain origination fees with respect to any Mortgage Loans funded by Desert Capital hereunder, as well as any agreed to shared equity if either an acquisition or participatory loan.



         2) Consolidated Mortgage can identify, and present for purchase by Desert Capital, qualified commercial and/or residential loan portfolios on a case by case basis, as well as arrange for conduit financing to other qualified commercial lenders. Fees and potential participations will be agreed to on a case by case basis, and said additional agreements, if so applicable, shall be added to this schedule and agreement as further attachments.



          3) Consolidated Mortgage is entitled to service any Mortgage Loans sold to Desert Capital hereunder, and to receive servicing fees for doing so, provided that, in the event Desert Capital, in its reasonable good faith judgment (as communicated to Consolidated Mortgage in writing), determines that the servicing of any Mortgage Loan, in which it owns or in which it is an investor, by Consolidated Mortgage is being administered in such a manner so as jeopardize the value of such Mortgage Loan, including, without limitation, the collection of principal and interest on such Mortgage Loan or realization on the collateral therefor, Consolidated Mortgage shall, upon receipt of such written request, transfer the servicing right to sell Mortgage Loan to Desert Capital.



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                                 ATTACHMENT "B"

                   NON-CIRCUMVENTION/NON-DISCLOSURE AGREEMENT


         The undersigned, Consolidated Mortgage, Inc., intending to be legally bound, hereby irrevocably agrees not to circumvent, avoid, bypass or obviate Desert Capital, directly or indirectly, in connection with the origination and sale of mortgage loans or any other transaction involving any sale, disposition or funding of any mortgage loans.



         Nor shall Consolidated Mortgage disclose or otherwise reveal to any third party any confidential information provided by Desert Capital, particularly that concerning Desert Capital's lenders, business, securities, borrowers, sellers, buyers, affiliates, agent's names, addresses, telex, telephone, email, fax numbers or other means of access thereto, bank accounts, codes or references, or any such information, advised to Consolidated Mortgage as being confidential or privileged, without the specific written consent of Desert Capital.



         In the event of circumvention, either directly or indirectly, Desert Capital shall be entitled to a legal monetary penalty equal to the maximum financial benefits it should have realized from such transactions, including all legal expenses in the recovery of funds. Further, any dispute arising from the performance of this agreement shall be settled through binding arbitration under the rules of the American Arbitration Association, and any said arbitration proceedings shall be held in Las Vegas, Nevada.


         This agreement shall be binding on the parties, hereunder signed, their successors, heirs, and assigns.

         Facsimile copies are considered to be legal documents.

                  [Remainder of page intentionally left blank.]


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                                            SIGNATURES:


                                            DESERT CAPITAL REIT, INC.


                                            By:
                                               -----------------------------
                                               Name:
                                                    ------------------------
                                               Title:
                                                     -----------------------


                                            CONSOLIDATED MORTGAGE, INC.


                                            By:
                                               -----------------------------
                                               Name:
                                                    ------------------------
                                               Title:
                                                     -----------------------


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                                 ATTACHMENT "C"

                               SPECIFIED MATERIALS


1.       All customary due diligence reports, documents and analyses


2. All other materials, documents and information reasonably requested by Desert Capital